                                                                     EXHIBIT 4.3



                                     FORM OF
                               DEAN FOODS COMPANY
                      NON-QUALIFIED STOCK OPTION AGREEMENTS

The following individuals were granted non-qualified stock options for the purchase of shares of Dean Foods Company common stock at the exercise price(s) set forth below. Each option was granted on March 27, 1997 by the former Dean Foods Company ("Old Dean"), which was acquired by Suiza Foods Corporation (which subsequently changed its name to Dean Foods Company) effective December 21, 2001. The share amounts and exercise prices set forth below have been adjusted using the appropriate exchange ratios to reflect the terms of the acquisition of Old Dean. The form of the non-qualified stock option agreement relating to these stock options is attached hereto.

          RECIPIENT                         NUMBER OF SHARES       EXERCISE PRICE ($)
          ---------                         ----------------       ------------------
Eric Blanchard                                   1,694                  37.41
                                                 2,120                  30.41
                                                 5,168                  36.57
                                                 5,029                  42.55
Jenny Carpenter                                  1,186                  36.57
                                                 1,154                  42.55
Gary Corbett                                     1,347                  36.57
                                                 1,310                  42.55
Howard M. Dean                                  14,829                  32.81
                                                11,721                  43.71
                                                16,744                  35.73
                                                 8,435                  35.73
                                                11,721                  39.72
                                                14,065                  37.41
                                                16,922                  30.41
                                                25,213                  36.57
                                                24,536                  42.55
Gary Flickinger                                    159                  37.41
                                                 1,053                  30.41
                                                 2,761                  36.57
                                                 2,686                  42.55
Daniel Green                                       376                  30.41
                                                 2,919                  36.57
                                                 2,840                  42.55
James Greisinger                                   535                  35.73
                                                 1,854                  37.41
                                                 2,203                  30.41
                                                 5,414                  36.57
                                                 5,269                  42.55
Dale Hecox                                       1,069                  37.41
                                                 3,395                  30.41
William McManaman                                2,573                  30.41
                                                 5,841                  36.57
                                                 5,684                  42.55


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

          RECIPIENT                         NUMBER OF SHARES       EXERCISE PRICE ($)
          ---------                         ----------------       ------------------
George Muck                                        745                  32.81
                                                 2,791                  38.74
                                                   299                  30.41
                                                 2,870                  36.57
                                                 2,792                  42.55
Douglas Parr                                       960                  30.41
                                                 2,919                  36.57
                                                 2,840                  42.55
Dennis Purcell                                     342                  30.41
                                                 2,919                  36.57
                                                 2,840                  42.55
Roger Ragland                                    2,330                  42.55
Thomas Ravencroft                                1,340                  32.81
                                                 1,627                  35.73
                                                   584                  39.72
                                                 4,242                  37.41
                                                 2,791                  38.74
                                                 3,546                  30.41
                                                 8,986                  36.57
                                                 8,744                  42.55


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




                                     FORM OF

                      NON-QUALIFIED STOCK OPTION AGREEMENT



                                December 8, 1997


[RECIPIENT]
[ADDRESS]


Dear __________:

         I am pleased to advise you that on March 27, 1997 (the "Grant Date") the Compensation Committee of the Company's Board of Directors granted the following option, effective and speaking as of the grant date:

         1. You are hereby granted the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ________ shares of the Company's Common Stock, par value $1 per share (herein the "Option Shares") at a purchase price of $________ per Option Share. Your option is not granted under the Company's 1989 Stock Awards Plan, as amended. Your option is not intended to be, and will not be treated as, an "incentive stock option" as such term is defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         2.       Your option is irrevocable and will be exercisable as follows:

                  (a) At any time after the first anniversary of the Grant Date, as to 33% of the Option Shares;

                  (b) At any time after the second anniversary of the Grant Date, as to an additional 33% of the Option Shares;

                  (c) At any time after the third anniversary of the Grant Date, as to all of the Option Shares;


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

                  (d) In the event of your death or disability during your employment, or upon your 65th birthday during your employment, prior to the expiration of your option, your option will thereupon be exercisable as to all of the then remaining Option Shares; and

                  (e) In the event of any Change of Control prior to the expiration of your option, your option will thereupon be exercisable as to all of the then remaining Option Shares. A "Change of Control" will be deemed to have occurred if: (i) there is a change in control of the Company that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) any person or entity (which includes any "group" as such term is used in Section 13(d)(3) of the Exchange Act) is, directly or indirectly, the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (computed as described in such Rule); or (iii) a majority of the members of any class of directors of the Company are persons who were neither nominated by the Board for election by the stockholders nor elected by the Board to fill vacancy(ies) on the Board; or (iv) the Company (or any substantial portion of its assets) is combined with or acquired by another person or other entity; provided, however, that (v) no "Change of Control" shall be deemed to have occurred with respect to any transaction (or series of transactions) which shall have been approved in advance by a majority of the Board, exclusive of members who are employed by or otherwise affiliated with the person or other entity seeking to effect the Change of Control; (vi) a "Change of Control" shall not include any acquisition of voting stock by any underwriting syndicate or underwriter for so long as such syndicate or underwriter holds the voting stock for distribution to the public pursuant to an underwriting agreement between the Company and such syndicate or underwriter; and (vii) a "Change of Control" shall not include any acquisition by any defined contribution plan which is qualified pursuant to the applicable provisions of the Code and is maintained for the benefit of the employees of the Company and/or its subsidiaries.

                           Except as otherwise provided in paragraph 3 hereof,
                  your option will expire on the tenth anniversary of the Grant Date.

                           Each time you wish to exercise your option to
                  purchase Option Shares, you must give the Company written notice of exercise (attention Secretary), which notice must specify the number of full Option Shares to be purchased and the purchase price to be paid therefor. You may exercise your option with respect to all or any part of the Option Shares as to which your option has become exercisable, but you may not exercise your option as to a fraction of a full share. Your written notice of exercise must be accompanied by payment in full of the purchase price, in the form of cash or a check, bank draft or money order payable to the order of the Company or shares of Company Common Stock already owned by you (valued at the fair market value thereof on the date of exercise) or a combination thereof.

         3.       (a)      Except as hereinafter set forth in this paragraph 3:
                           (i) if your employment with the Company terminates on or before your 60th birthday for any reason other than your death or disability, you must exercise your option within one (1) year after the date of such termination, to the extent to which your option is exercisable at the date of such termination, but not after the tenth anniversary of the Grant Date; and
                           (ii) if your employment with the Company terminates because of your death or disability or terminates for any other reason after you have reached age sixty, your option must be exercised within five (5) years after the date of such termination (in the event of your death, by your estate or by the person who acquired the right to exercise your option by bequest or inheritance or by reason of the laws of descent and distribution), to the extent to which your option is exercisable at the date of such termination, but not beyond the tenth anniversary of the Grant Date.
                           If at any time you take an authorized leave of absence, the Committee may (but need not) determine that for this purpose you will be deemed to continue in the Company's or a subsidiary's employment.

                  (b) You may not under any circumstances exercise your option following termination of employment if you are discharged because of fraud, embezzlement, insubordination or other misconduct seriously detrimental to the Company or any subsidiary of the Company. The determination of whether or not you have been discharged for any of the reasons specified in the preceding sentence will be made by the Committee, and the Committee's determination will be binding and conclusive on the Company and you.

                  (c) In any event, if you are a member of the Board or an officer of the Company, your option may not be exercised during the first six months after it is granted, except in the event of your death or disability prior to the expiration of such six-month period.

         4. Exercise of your option may be suspended if the Board of Directors or the Committee determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Board of Directors or the Committee.

         5. In the event of any Change of Control prior to the expiration of your option, you may, at any time during the 90 days following such event (but not after the expiration of your option), in lieu of exercising your option, surrender your option to the Company and receive therefor a cash payment equal to the excess of (i) the highest aggregate fair market value, during the period beginning 30 days before and ending 30 days after such event, of the Option Shares as to which your option is surrendered, over (ii) the option price of such Option Shares.

                           If you wish to so surrender your option, you must
                  give the Company written notice of surrender (attention Secretary), which notice must specify the number of Option Shares which then remain subject to your option.

         6. By executing this Agreement, you agree that you will not reoffer, resell or otherwise dispose of any Option Shares in any manner which would violate the Securities Act of 1933 or any other federal or state securities law, and further agree to reimburse the Company for any loss, damage or expense of any kind which it may suffer by reason of any breach at any time of such agreement, including but not limited to any liabilities which the Company may have under the Securities Act of 1933 or any other federal or state securities law. You hereby agree that the Company has no obligation to you to effect any registration of any Option Shares under the Securities Act of 1933 or any other federal or state securities law or, if any such registration is effected, to keep such registration effective or current.

         7.       (a)      In the event of any reorganization, recapitalization,
                           reclassification, merger, consolidation, or sale of all or substantially all of the Company's assets followed by liquidation, which is effected in such a way that holders of the Company's Common Stock are entitled to receive securities or other assets with respect to or in exchange for the Company's Common
                           Stock (an "Organic Change"), the Committee shall make appropriate changes to insure that your option thereafter represents the right to acquire, in lieu of or in addition to the shares of the Company's Common Stock immediately theretofore acquirable upon exercise, such securities or assets as may be issued or payable with respect to or in exchange for an equivalent number of shares of the Company's Common Stock; and in the event of any stock dividend, stock split or combination of shares, the Committee shall make appropriate changes in the number of shares covered by your option and the exercise price specified herein (and in the event of a spinoff, the Committee may make similar changes), in order to prevent the dilution or enlargement of your option rights.
                           However, no right to purchase or receive a fraction of a share shall be created; and if, as a result of any such change, a fractional share would result or the right to purchase or receive the same would result, the number of shares in question shall be decreased to the next lower whole number of shares.

                  (b) As used in this Agreement, the term "Option Shares" includes, in addition to the shares described in the first paragraph hereof as the shares subject to your option, any other shares or other securities which may be issued as a result of subparagraph (a).

         8. Your option will not be assignable or transferable by you other than by will or by the laws of descent and distribution, and during your lifetime will be exercisable only by you or your legal representative.

         9. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company in care of its Secretary at 3600 North River Road, Franklin Park, Illinois 60131, and any notice to be given to you will be addressed to you at the address given beneath your signature hereto, or at such other address as you may direct in writing. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

         10. The Company may withhold from any amount owed to you by the Company (or may require a subsidiary or other affiliate to withhold from any amount owed to you by it and remit to the Company), or may require you to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any shares to be issued by the Company upon the exercise of your option and/or any payment to be made by the Company upon exercise or surrender of your option, and the Committee may defer the issuance of such shares and/or the making of such payment unless indemnified to its satisfaction.

         11. Nothing in this Agreement confers any right on you to continue in the employ of the Company or any subsidiary or other affiliate or affects in any way the right of the Company or any subsidiary or other affiliate, as the case may be, to terminate your employment at any time.

         12. This Agreement will be binding upon and inure to the benefit of any successor or successors of the Company.

         In order to evidence the grant of your option, please execute the extra copy of this Agreement in the space provided and return the same to the Company, whereupon this Agreement will constitute a binding option agreement between us.

                                              Very truly yours,

                                              DEAN FOODS COMPANY


                                              ----------------------------------
                                              Howard M. Dean, Chairman

         The undersigned hereby acknowledges that the undersigned has carefully read all of the provisions in this Agreement, including, without limitation, the provision of paragraph 6 hereof regarding the effect of the undersigned's execution of this Agreement. The undersigned hereby agrees to be bound by all provisions set forth in this Agreement and the Plan.

                                           NAME:
                                                    ----------------------------
                                                    [RECIPIENT]

                                        ADDRESS:    [ADDRESS]


                              SOCIAL SECURITY #:
                                                    ----------------------------

                                          DATED:
                                                    ----------------------------


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